Exhibit 10.2

LETTER OF GUARANTEE

Date: December    , 2014

The Export-Import Bank of Korea

Seoul, Korea

Attention: Director, Corporate Finance Department III

Dear Sirs:

In connection with the Loan Agreement (the “Agreement”) dated December     , 2014 entered into between Hanwha SolarOne Co., Ltd. as the Borrower and The Export-Import Bank of Korea as the Lender (hereinafter also referred to as “you”), we, Hanwha Chemical Corporation (the “Guarantor”), as primary obligor and not merely as surety hereby irrevocably and unconditionally guarantee the payment to you of any and all sums payable by the Borrower under the Agreement as follows:

(A) the outstanding principal amount of the Loan up to Eighty Seven Million U.S. Dollars (US$87,000,000.-) to be paid;

(B) the amount of interest on the Loan at the rate per annum equal to the sum of One point Eight Three percent (1.83%) and LIBOR which shall be determined by the Lender in accordance with terms of the Agreement;

(C) the default interest on the unpaid Loan and interest at the rate per annum equal to the sum of Four point Eight Three percent (4.83%) and LIBOR which shall be determined by the Lender in accordance with terms of the Agreement; and

(D) the commitment fee, management fee and any other amounts payable by the Borrower.

In the event that the Borrower fails to pay any sum guaranteed hereby when due (whether at its stated maturity, by acceleration or otherwise), the Guarantor shall, forthwith upon your written demand, pay the sum demanded to your designated bank account as set out in such demand. Such demand shall be conclusive evidence that such sum is due and payable.

Without prejudice to the guarantee contained in this Guarantee, the Guarantor unconditionally and irrevocably undertakes, as a separate, additional and continuing obligation, to indemnify you from time to time on demand against all losses, liabilities, damages, costs and expenses whatsoever arising out of any failure by Borrower to make due and punctual payment under the Loan Agreement. This indemnity shall remain in effect notwithstanding that the guarantee under this Guarantee ceases to be valid or enforceable against the Guarantor for any reason whatsoever.

All payments to be made by the Guarantor hereunder shall be free from any deduction or withholding, and if any deduction or withholding is required, the Guarantor shall additionally pay the amount deducted or withheld so that you receive the full amount of such demand if no such deduction or withholding had been made.

Except for such written demand, no other documents or any other action shall be required under this Guarantee notwithstanding any applicable law or regulation.

The Guarantor hereby agrees that any part of the Agreement may be amended, renewed, extended, modified, released or discharged by mutual agreement between you and the Borrower, without impairing or affecting in any way the liability of the Guarantor hereunder, without notice to the Guarantor and without the necessity for any additional endorsement, consent or guarantee by the Guarantor, provided, however, that the sum guaranteed hereunder shall not be increased without the prior written consent of the Guarantor.

The Guarantor hereby agrees that this Guarantee shall, upon a prior written notice to the Guarantor, be assignable to and inure to the benefit of any financial institution as if it were originally named herein.

This Guarantee is a continuing guarantee and shall come into full force and effect from the date hereof and shall remain in effect until all sums guaranteed hereby shall be paid in full by the Borrower or by the Guarantor.

This Guarantee shall be governed by and construed in accordance with the laws of the Republic of Korea. The Guarantor irrevocably agrees that any legal action or proceeding arising out of or relating to this Guarantee may be brought in the Seoul District Court in Seoul, Korea, and the Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of such court in any such action or proceeding.

All terms used in this Guarantee shall have the same meaning as defined in the Agreement unless otherwise defined herein.

For and on behalf of

Hanwha Chemical Corporation

/s/ Han Hong Bang
Name: Han Hong Bang
Title: Representative Director

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